Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated October 23, 2016 to the Board of Directors of Rockwell Collins, Inc. (the “Company”) included in Annex B to the joint proxy statement/prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of the Company relating to the proposed merger of B/E Aerospace, Inc. and a wholly-owned subsidiary of the Company, and (ii) the references to such opinion in such joint proxy statement/prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ David Lubeck
Name: David Lubeck
Title: Managing Director

January 9, 2017